SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 26, 2019

TGI SOLAR POWER GROUP INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-51059	20-2976749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1011 Whitehead Road Ext, Suite 101, Ewing, NJ	08638
(Address of Principal Executive Offices)	(Zip Code)

(609) 201-2099
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	TSPG	OTC Markets

Item 1.01.	Entry into a Material Definitive Agreement.

Notes and Exchange Agreement

On July 26, 2019, TGI Solar Power Group Inc., a Delaware corporation (the “Company”), consummated the offering of two 8% Promissory Notes in the principal aggregate amount of $275,000 (collectively, the “Notes”) in private placement to Ensure HR, LLC and Meros HR, LLC. In connection with the sale of the Notes, the Company also entered into a Securities Exchange Agreement relating to the sale of the Notes, pursuant to which two shareholders surrendered any aggregate amount of 275,000 Series C Convertible Preferred Stock, par value $1.00 (the “Series C Stock”), in exchange for the Notes (the “Exchange Agreement”).

Offering of the Notes

The Notes will mature on July 26, 2021, and bears interest at the rate of 8% per annum. The Notes may be prepaid in full. The Notes are subject to certain additional terms and conditions, including certain remedies in connection with certain customary events of default.

In connection with the sale of Notes, the Company entered into a Exchange Agreement relating to the sale of the Note which includes certain customary representations and warranties, and pursuant to which the Company agreed to comply with certain customary affirmative and negative covenants during the period the Notes are outstanding.

The foregoing descriptions of the Notes and Exchange Agreement do not purport to be complete and are qualified in their entirety by reference to the forms of Note and the Exchange Agreement filed hereto as Exhibit 10.1 and 10.2, respectively.

Joint Venture

On August 15, 2019, the Company entered into an agreement (the “Agreement”) with Aviastar Invest Corp., a Delaware corporation (“AIC”), and its subsidiary, State-Private Enterprise “Energy Independence” LLC. Pursuant to the Agreement, the Company and AIC will evenly share all profits in connection with the construction and management of solar projects by the Company on land provided by AIC in Ukraine and the Company will transfer to AIC shares representing 10% of the Company’s outstanding stock as additional consideration.

The foregoing description of the Joint Venture Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Joint Venture Agreement filed hereto as Exhibit 10.3.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

The offer and sale of the Notes (and the shares of Common Stock into which the Notes are convertible) were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder, because, among other things, the transaction did not involve a public offering, the purchasers are accredited investors who acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 5.01. Changes in Control of Registrant.

The disclosures set forth in Item 1.01 are hereby incorporated by reference into this Item 5.01. The Series C Stock is convertible into a number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at the conversion price of $0.0000161240 per share and votes on an as converted basis, multiplied by 1.9. As a result, the surrender of the Series C Stock resulted in a change of control of the Company. Mr. Henry Val, our sole officer and director, now holds and/or beneficially holds the voting stock constituting control of the Company. Such control was assumed from James Radvany and Todd McNulty as the holders of voting and dispositive control of Ensure HR, LLC and Meros HR, LLC, respectively. Including 310,000,000 shares held by Netter Capital, Inc., of which Mr. Val holds voting and dispositive power, Mr. Val beneficially owns 327,000,000 shares of common stock of the Company and 2,377,000,000 shares of voting stock of the Company.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description
10.1*	Form of Promissory Note
10.2*	Form of Exchange Agreement
10.3*	Form of Joint Venture Agreement
• To be filed by amendment.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

TGI SOLAR POWER, GROUP INC.

Date: August 28, 2019	By:	/s/ Henry Val
Name: Henry Val Title: Chairman, Chief Executive Officer

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